UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2004

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished pursuant to Item 12 of Form 8-K:

99.1	Press Release dated July 27, 2004.

Item 12. Results of Operations and Financial Condition.

Pursuant to Securities and Exchange Commission Release No. 33-8216 dated March 27, 2003, the following information is being furnished under Item 12 of Form 8-K. The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On July 27, 2004, we issued our second quarter 2004 earnings press release. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“adjusted earnings per share” which is defined as reported earnings per share, excluding the following:

•	Certain restructuring and other expenses; and

•	Impact of Southern California labor strike.

•	“free cash flow” which is calculated as net cash flow from operating activities less net cash flow used by investing activities.

•	“Adjusted EBITDA” is calculated on a rolling four quarter basis and is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	LIFO (income) expense;

•	equity in (earnings) losses of unconsolidated affiliates, net;

•	inventory loss adjustments; and

•	goodwill and SFAS 144 impairment charges relating to the planned sale of Dominick’s, which were subsequently reversed in the fourth quarter of 2003.

•	“Adjusted EBITDA as a multiple of interest expense” which is calculated by dividing Adjusted EBITDA by interest expense for the rolling four quarters.

•	“Debt to Adjusted EBITDA” which is calculated by dividing total debt at June 19, 2004 by Adjusted EBITDA.

•	“EPS for 2004 without giving effect to the estimated impact of the Southern California strike, the closure of 12 Dominick’s stores in the first quarter of 2004 and a contribution to two Northern California UFCW multi-employer health and welfare plans”.

Reconciliations of “adjusted earnings per share” to GAAP earnings per share and “free cash flow” to GAAP cash flow are provided in the press release. Reconciliations of “Adjusted EBITDA” to the most directly comparable GAAP financial measures – net income (loss) and net cash flow from operating activities – also are provided in the press release. These five measures provide information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.

Management believes that “Adjusted EBITDA” and the related ratios are useful measures of operating performance that facilitate management’s evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the enumerated non-cash items provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow.

Management believes that “Adjusted EBITDA” and the related ratios also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management’s experience, whether a store is new or one that is fully or mostly depreciated does not necessarily correlate to the contribution that that store makes to operating performance.

Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” as an important measure of our operating performance and that of other companies in our industry.

The non-cash charges included in “adjusted earnings per share” relate to (i) restructuring and other expenses, and (ii) Dominick’s long-lived asset impairment charges. The adjustments are described in the press release. Management believes that excluding these items provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such expenses are incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the non-cash charges or strike effects that we have experienced.

Management also believes that investors, analysts and other interested parties view our “adjusted earnings per share” as an indicator of our ongoing operating performance.

“Free cash flow”, Adjusted EBITDA and the related ratios are useful indicators of Safeway’s ability to service debt and fund share repurchases that management believes will enhance stockholder value. Adjusted EBITDA also is a useful indicator of cash available for investing activities. A portion of the free cash flow that the Company generates in 2004 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures.

Our estimate of earnings per share for 2004 (without giving effect to the impact of the Southern California strike, store closures at Dominick’s and a contribution to two Northern California UFCW multi-employer health and welfare plans) is used by management as a baseline for estimating our 2004 net income per share (EPS). The previously announced closure of 12 Dominick’s stores reduced earnings in the first quarter of 2004 by $0.06 per share. Management is unable to estimate the effect that the Southern California strike will have on EPS for 2004, and therefore is not able to provide any reconciliation of any amounts set forth herein with respect to the effect of the Southern California strike. The expected $30 million contribution to two Northern California UFCW multi-employer health and welfare plans would impact 2004 EPS by $0.07 per share, based on the number of shares of common stock outstanding on July 23, 2004.

These non-GAAP financial measures should not be considered as an alternative to GAAP earnings per share as a measure of performance, or as an alternative to net cash from operating activities or other increases and decreases in cash as shown on Safeway’s Consolidated Statement of Cash Flows for the periods indicated as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “adjusted earnings per share”, “free cash flow” and “Adjusted EBITDA” differently than we do, limiting their usefulness as comparative measures.

Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures for capital expenditures;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: July 26, 2004	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated July 27, 2004 of Safeway Inc.